Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: April 7, 2023

PERCEPTIVE ADVISORS LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

PERCEPTIVE CREDIT ADVISORS LLC

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

/s/ Joseph Edelman
JOSEPH EDELMAN

PERCEPTIVE CREDIT HOLDINGS III, L.P.

By:	Perceptive Credit Opportunities GP, LLC,
its general partner

By:	/s/ Joseph Edelman
Name: Joseph Edelman
Title: Managing Member

Schedule A

Name	Date of Transaction	Number of Shares Acquired or Disposed	Type of Transaction	Price per Share(1)
Credit Fund	03/29/2023	889,600	Purchase	$0.42	(2)
Credit Fund	03/30/2023	1,017,000	Purchase	$0.44	(3)
Credit Fund	03/31/2023	249,000	Purchase	$0.44	(4)
Credit Fund	04/03/2023	1,400,000	Purchase	$0.44	(5)
Credit Fund	04/04/2023	313,000	Purchase	$0.44	(6)
Credit Fund	04/05/2023	217,500	Purchase	$0.45	(7)
Credit Fund	04/06/2023	339,000	Purchase	$0.44	(8)

(1)

The prices reported in this column are weighted average prices. The Reporting Persons undertake to provide to the the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges of the prices reported.

(2)	These shares were purchased in multiple transactions at prices ranging from $0.385 to $0.43, inclusive.
(3)	These shares were purchased in multiple transactions at prices ranging from $0.415 to $0.442, inclusive.
(4)	These shares were purchased in multiple transactions at prices ranging from $0.43 to $0.4425, inclusive.
(5)	These shares were purchased in multiple transactions at prices ranging from $0.4375 to $0.445, inclusive.
(6)	These shares were purchased in multiple transactions at prices ranging from $0.435 to $0.447, inclusive.
(7)	These shares were purchased in multiple transactions at prices ranging from $0.442 to $0.447, inclusive.
(8)	These shares were purchased in multiple transactions at prices ranging from $0.4399 to $0.4456, inclusive.